DELMARVA POWER & LIGHT COMPANY

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997

                                   (Dollars in
                                   Thousands)

                                   (Unaudited)

                                     ASSETS



                                                  Reported              Reclass                 Adjusted
                                                   Amount             Adjustments                Amount
                                               --------------       ----------------         --------------


Utility Plant, At Cost

  Electric                                          3,043,239               (76,985) (1)(2)       2,966,254
  Gas                                                 229,655                      -                229,655
  Common                                              170,383                (2,806) (2)            167,577
                                               --------------       ----------------         --------------
                                                    3,443,277               (79,791)              3,363,486
  Less: Accumulated depreciation                    1,322,252                (3,151) (2)          1,319,101
                                               --------------       ----------------         --------------
  Net utility plant in service                      2,121,025               (76,640)              2,044,385

  Construction work-in-progress                       106,568                      -                106,568

  Leased property, net                                 30,480                  1,273 (2)             31,753

  Cost in excess of net assets
  acquired, net                                             -                 75,367 (1)             75,367
                                               --------------       ----------------         --------------
                                                    2,258,073                      -              2,258,073
                                               --------------       ----------------         --------------
Investments and Nonutility Property

  Nonutility property, net                             79,076                      -                 79,076

  Investment in leveraged leases                       46,897                      -                 46,897

  Funds held by trustee                                35,604                      -                 35,604

  Other investments                                     4,204                      -                  4,204
                                               --------------       ----------------         --------------
                                                      165,781                      -                165,781
                                               --------------       ----------------         --------------
Current Assets

  Cash and cash equivalents                            42,859                      -                 42,859

  Accounts receivable                                 158,044                      -                158,044

  Deferred energy costs                                24,230                      -                 24,230

  Inventories, at average cost:

    Fuel (coal, oil, and gas)                          31,009                      -                 31,009

    Materials and supplies                             43,324                      -                 43,324

  Prepayments                                          12,512                      -                 12,512
                                               --------------       ----------------         --------------
                                                      311,978                      -                311,978
                                               --------------       ----------------         --------------

Deferred Charges and Other Assets

  Deferred recoverable income taxes                   134,138                      -                134,138

  Deferred debt refinancing costs                      20,715                      -                 20,715

  Other regulatory assets                                   -                 31,133 (3)             31,133

  Prepaid employee benefit costs                       35,966                      -                 35,966

  Unamortized debt expense                             13,708                      -                 13,708

  Other                                                54,930               (31,133) (3)             23,797
                                               --------------       ----------------         --------------
                                                      259,457                      -                259,457
                                               --------------       ----------------         --------------
Total Assets                                        2,995,289                      -              2,995,289
                                               ==============       ================         ==============


The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.






                         DELMARVA POWER & LIGHT COMPANY


                           CONSOLIDATED BALANCE SHEET


                                 MARCH 31, 1997


                             (Dollars in Thousands)


                                   (Unaudited)

                         CAPITALIZATION AND LIABILITIES

                                                                     Reported              Reclass                 Adjusted
                                                                      Amount             Adjustments                Amount
                                                                 --------------       ----------------         --------------


Capitalization

  Common stock                                                           137,665                      -                137,665

  Additional paid-in capital - common stock                              515,283                      -                515,283

  Retained earnings                                                      294,794                      -                294,794
                                                                  --------------       ----------------         --------------
                                                                         947,742                      -                947,742

  Treasury shares, at cost                                               (4,387)                      -                (4,387)

  Unearned compensation                                                    (358)                      -                  (358)
                                                                  --------------       ----------------         --------------
        Total common stockholders' equity                                942,997                      -                942,997

  Preferred stock not subject to mandatory redemption                     89,703                      -                 89,703

  Preferred stock of subsidiaries:

    Subject to mandatory redemption                                       70,000                      -                 70,000

  Long-term debt                                                         950,159                      -                950,159
                                                                  --------------       ----------------         --------------
                                                                       2,052,859                      -              2,052,859
                                                                  --------------       ----------------         --------------
Current Liabilities

  Short-term debt                                                         33,077                      -                 33,077

  Long-term debt due within one year                                      27,547                      -                 27,547

  Variable rate demand bonds                                              85,000                      -                 85,000

  Accounts payable                                                        76,495                      -                 76,495

  Taxes accrued                                                            9,847                      -                  9,847

  Interest accrued                                                        22,497                      -                 22,497

  Dividends declared                                                      23,763                      -                 23,763

  Current capital lease obligation                                        12,623                      -                 12,623

  Deferred income taxes, net                                               5,431                      -                  5,431

  Other                                                                   31,756                      -                 31,756
                                                                  --------------       ----------------         --------------
                                                                         328,036                      -                328,036
                                                                  --------------       ----------------         --------------
Deferred Credits and Other Liabilities

  Deferred income taxes, net                                             522,906                      -                522,906

  Deferred investment tax credits                                         41,861                      -                 41,861

  Long-term capital lease obligations                                     19,546                      -                 19,546

  Other                                                                   30,081                      -                 30,081
                                                                  --------------       ----------------         --------------
                                                                         614,394                      -                614,394
                                                                  --------------       ----------------         --------------
Total Capitalization and                                               2,995,289                      -              2,995,289
Liabilities
                                                                  ==============       ================         ==============




The accompanying Notes to the Consolidated Financial Statements are an integral part of this statement.

(1) Transfer goodwill from Electric plant to "Cost in excess of net assets acquired, net."

(2)  Transfer capital leases, net to "Leased property, net."

(3)  Transfer regulatory assets from "Other" to "Other regulatory assets."